Exhibit 99.1
FOR IMMEDIATE RELEASE
Solar Power, Inc. Announces New CFO
Roseville, CA, July 14, 2010—Solar Power, Inc. (OTCBB: SOPW) announced today that Mr. Joe Bedewi has been appointed the Company’s Chief Financial Officer. He had been serving as the Company’s Executive Vice President of Finance since December, 2009. Mr. Bedewi has more than 20-years senior financial management experience with manufacturing companies, including serving as CFO of Malibu Boats, LLC and International DisplayWorks, Inc. Additionally, he spent 17 years in senior financial management positions at Intel Corporation. “We are very fortunate to have a CFO with Joe’s qualifications and extensive depth of experience with manufacturing companies,” said Steve Kircher, CEO for Solar Power, Inc. “The timing of this transition also aligns nicely with our plans to ramp utility-scale solar PV development projects across California.” Former CFO, Mr. Jeffery Winzeler resigned recently for personal reasons.
About Solar Power, Inc.:
Founded in 2005, Solar Power, Inc. is a vertically integrated solar developer; the Company manages its value chain from material sourcing, to manufacturing, through post-installation asset management of its systems, and manufactures its own line of world-class solar modules and balance-of-system products. The Company designs, manufactures and delivers world-class photovoltaic solar systems to its residential, business, government and utility customers. For additional information, including a copy of our most recent investor presentation, please visit us at: www.solarpowerinc.net.
Safe Harbor Statement:
This release contains certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. The forward-looking statements contained in this press release include statements regarding the Company’s ability to execute its growth plan and meet revenue and sales estimates, enter into formal long-term supply agreements, and market acceptance of products and services. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.
For additional information contact:

Mike Anderson, Vice President Marketing	Brion Tanous
Solar Power, Inc.	CleanTech IR, Inc.
(916) 745-0916	(310) 541-6824
Manderson@solarpowerinc.net	btanous@cleantech-ir.com